As filed with the Securities and Exchange Commission on December 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CISO Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4210278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(480) 389-3444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Jemmett

Chief Executive Officer

CISO Global, Inc.

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(480) 389-3444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains a resale prospectus to be used for the resale by the selling stockholders, pursuant to General Instruction I.B.3 to Form S-3, of up to 27,121,828 shares of our Common Stock issuable upon the conversion of promissory notes and the exercise of Common Stock purchase warrants held by such selling stockholders.

We intend for the offering and sale of shares pursuant to this prospectus to be a secondary offering of our shares in accordance with General Instruction I.B.3 of Form S-3, which allows outstanding securities to be offered for the account of any person other than the registrant.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 20, 2024

PROSPECTUS

CISO Global, Inc.

27,121,828 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 27,121,828 shares (the “Shares”) of our Common Stock, par value $0.00001 per share (“Common Stock”), by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”) pursuant to a Securities Purchase Agreement, dated December 10, 2024 (the “Purchase Agreement”), with several purchasers (the “Selling Stockholders”) whereby we issued to the Selling Stockholders (1) Convertible Promissory Notes reflecting a 20% original issue discount due December 10, 2025 in the aggregate principal amount of $8,125,000, and (2) warrants (the “Warrants” or “Warrant Agreement”) exercisable to purchase up to an aggregate of 6,500,000 shares of our Common Stock. The issuance of the Shares is subject to shareholder approval.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We would, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash, in a maximum amount of up to approximately $6,500,000. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses, and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CISO.” On December 19, 2024, the last reported sale price of our Common Stock on Nasdaq was $1.66 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.

When we refer to “CISO,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean CISO Global, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements contain information about our expectations, beliefs, or intentions regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, including business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement, and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our business, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement, and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement, and any related free writing prospectus also contain or may contain estimates, projections, and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this Offering and information appearing elsewhere in this prospectus and in the documents, we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this Offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 5, the financial statements, and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Corporate Summary

We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide. The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring, and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

We emphasize to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. We do not focus on selling cybersecurity products; we are product-agnostic so that we can provide solutions that fit the customer’s security needs, financial realities, and future strategy. Our approach is to evaluate the client’s organization holistically, identify compliance requirements, and secure the infrastructure while helping to create a culture of security.

We provide a full range of cybersecurity consulting and related services, encompassing all three pillars of compliance, cybersecurity, and culture. Our services include compliance services, secured managed services, security operations center (“SOC”) services, virtual Chief Information Security Officer (“vCISO”) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define, and capture a return on investment from information technology and cybersecurity spending.

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome, which enables our customers to commit to us for the long term.

We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they are dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers, the benefit is equally valuable as they are able to choose the best tools and technology for their business needs without affecting their relationship with us.

We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our goal is to stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

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Corporate Information

We were formed on March 5, 2019, as a Delaware corporation. Our principal offices are located at 6900 East Camelback Road, Suite 900, Scottsdale, Arizona 85251.

On October 2, 2019, we filed a registration statement on Form 10-12G with the Securities and Exchange Commission (“SEC”) to effect registration of our common stock, par value $0.00001 per share, under the Exchange Act. The registration statement became effective on December 1, 2019.

On February 29, 2024, our board of directors approved a 1-for-15 reverse stock split of our common stock. The record date for the reverse stock split was the close of business on March 7, 2024, with share distribution occurring on March 8, 2024. As a result of the reverse stock split, stockholders received one share of CISO Global, Inc. common stock, par value $0.00001, for each 15 shares they held as of the record date. All share and per share amounts have been retroactively restated for the effects of this reverse stock split. Common stock underlying our outstanding warrants, convertible notes, and options have also been adjusted, and the conversion and exercise prices have also been adjusted.

Recent Developments

On December 10, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors (the “Selling Stockholders”), pursuant to which the Company agreed to sell and issue (i) convertible notes reflecting a 20% original issue discount in an aggregate principal amount of $8,125,000 (the “Notes”), (ii) warrants to purchase up to 6,500,000 shares of Company’s Common Stock, par value $0.0001, at a purchase price of $1.00 per share, for aggregate gross proceeds to the Company of approximately $8,125,000, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Offering”).

On December 10, 2024, the Company issued the Notes. The Notes will mature on December 10, 2025, accruing interest at a rate of 0% per annum (subject to adjustment), and was convertible, at the option of the holder, into shares of our Common Stock at a price of no less than $0.394 per share (the “Note Conversion Shares”).

Pursuant to and in connection with the Purchase Agreement, the Company also agreed to sell and issue to the Selling Stockholders warrants to purchase up to 6,500,000 shares of common stock at an exercise price of $1.00 per share (the “Warrants” and “Warrant Agreement”) for a term of five (5) years upon the shareholder approval of the issuance of such warrants. The registration statement of which this prospectus forms a part is being filed to register the Shares underlying the Notes and Warrants.

The Company engaged RBW Capital Partners, LLC and Dominari Securities, LLC to act as the lead placement agent in connection with the Offering.

THE OFFERING

Issuer	CISO Global, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	27,121,828 shares (1)

Shares of Common Stock outstanding before the Offering	11,821,866 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	38,943,694 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “CISO”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 5 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)	Assumes (i) the conversion of the Notes at a conversion price of $0.394 per share (the floor price of the Note), and (ii) the exercise of warrants exercisable into 6,500,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share issued pursuant to the Warrant Agreement.
(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 11,821,866 shares outstanding as of December 19, 2024 and excludes the following:

●	2,023,770 shares of Common Stock reserved for issuance under the CISO Global, Inc. 2023 Stock Incentive Plan;
●	1,537,381 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $37.21 per share;
●	49,614 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $17.56 per share.

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RISK FACTORS

Our business, financial condition, results of operations, and cash flows may be impacted by a number of factors, many of which are beyond our control, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, the occurrence of any one of which could have a material adverse effect on our actual results. There have been no material changes to the Risk Factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

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USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders. We may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all 6,500,000 shares of Common Stock, would result in gross proceeds of approximately $6,500,000 to us.

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PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

Convertible Notes Offering

On December 10, 2024, we issued convertible notes reflecting a 20% original issue discount in an aggregate principal amount of $8,125,000, which will result in cash proceeds of $6,500,000 after the deduction of the $1,625,000 lender fee. The net cash proceeds will be approximately $4,800,000, after deducting the lender fee and the other offering expenses.

Interest and Maturity. The Notes will accrue interest at a rate of 0% per annum and will mature on December 10, 2025, subject to the right of the noteholders to extend the Maturity Date under certain circumstances (the “Maturity Date”). Interest is payable in arrears on the Maturity Date in cash. Interest due prior to the first Installment Date and after the Maturity Date is payable in cash. Interest due on an Installment Date is payable as part of the Installment Amount (as defined below). The Interest rate will be increased to 15% per annum in certain events of default on the part of the Company.

Rank. The Notes (a) shall rank pari passu with each other and (b) shall be senior to all other indebtedness of the Company and its subsidiaries.

Voluntary Conversion. All or any portion of the principal amount of the Notes, plus accrued and unpaid interest and any late charges thereon, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of our common stock at a conversion price equal to 90% of the lowest VWAP of the Common Stock during the ten (10)-trading day period immediately preceding the applicable conversion date, subject to adjustment (the “Conversion Price”), provided that in no circumstance may the Conversion Price is below $0.394 per share.

Change of Control. Upon the Change of Control (both as defined in the Notes), a noteholder may require us to redeem all, or any portion, of the Notes at a price equal to the greater of (x) the product of (A) 120% and (B) the redemption amount and (y) the product of (A) the redemption amount and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Selling Stockholder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period.

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase or decrease the Maximum Percentage (which in no event may exceed 9.99%), provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Nasdaq Limitation. Unless we obtain the approval of our stockholders as required by Nasdaq, we will be prohibited from issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of Common Stock as of the date of the Notes or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Events of Default. The Notes provide for certain “Events of Default,” including, among other things, any failure to file a resale registration statement and/or cause it to become effective by the applicable deadline provided in the registration rights agreement the Company entered with the Selling Stockholders in connection with the Purchase Agreement. In connection with an Event of Default, the noteholder may require us to redeem all or any portion of the Note, in cash, at a price equal to the greater of (x) the product of (A) 120% and (B) the redemption amount and (y) the product of (A) the redemption amount and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Selling Stockholder delivers the Event of Default Redemption Notice, by (II) the lowest Conversion Price in effect during such period, in addition to any and all other amounts due hereunder.

Covenants. We will be subject to certain customary affirmative and negative covenants regarding the rank of the Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters.

Common Stock Purchase Warrant

On December 10, 2024, the Company entered into a Warrant Agreement with each Selling Stockholder to purchase an aggregate of 6,500,000 shares of our Common Stock at an exercise price of $1.00 per share, subject to shareholder approval.

Exercisability. The Warrants will become exercisable upon effectiveness of the shareholder approval and will expire five years thereafter on or about February 1, 2030. The Warrants are exercisable, at the option of each Selling Stockholder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If after June 10, 2025 there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the Selling Stockholder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant Agreement.

Exercise Limitation. A Selling Stockholder will not have the right to exercise any portion of the Warrant if the Selling Stockholder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any Selling Stockholder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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Exercise Price. The Warrants have an exercise price of $1.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common shares and also upon any distributions of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing. There is no established public trading market for the Warrants that were issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer, or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Warrant is exercisable immediately prior to such event.

Rights as a Stockholder. Except as otherwise provided in the Warrant Agreement or by virtue of such Selling Stockholder’s ownership of our common shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

Registration Rights. We have agreed to file a registration statement covering the resale of the shares issuable upon the exercise of the Warrants within 30 days of the date of the Purchase Agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the date on which additional registration statement is required to be filed, or the fifth trading day following the date on which the Company is notified by the SEC that it will not review the registration statement and to keep such registration statement effective at all times until the purchasers no longer own any Warrants or the Shares underlying the Warrants. The registration statement of which this prospectus forms a part is being filed to register the Shares underlying the Warrants.

Rescission Rights. If the Company fails to transmit to the Selling Stockholder the Shares by the delivery date set forth in the Warrant Agreement, then the Selling Stockholder will have the right to rescind such exercise.

The above disclosure contains only a brief description of the material terms of the Notes and the Warrant Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Notes and the Warrant Agreements, the forms of which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5 to the Current Report on Form 8-K filed with the SEC on December 16, 2024, and is incorporated herein by reference.

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SELLING STOCKHOLDERS

We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Warrant Agreement, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the Shares of our Common Stock by the Selling Stockholders.

The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholders before this Offering (including shares which the Selling Stockholders have the right to acquire within 60 days, including upon conversion of any convertible securities).

The third column lists the Shares of our Common Stock being offered by this prospectus by each Selling Stockholders.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each Selling Stockholder and their percentage ownership after the Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the Shares offered by each Selling Stockholder pursuant to this prospectus.

Under the terms of the Warrant Agreement, a Selling Stockholder may not exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 9.99% of the Equity Interests of a class that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholders as of December 19, 2024, except as otherwise noted below. The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholders sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering
Target Capital 14 LLC(2)	0	22,949,239	0	0%
Secure Net Capital LLC(3)	0	4,172,589	0	0

(1)	This column assumes full conversion or exercise of the convertible notes and warrants owned by the Selling Stockholders into or for shares of common stock offered hereby and the subsequent sale of all such shares of common stock.
(2)	Based upon information provided by Target Capital 14 LLC (“Target”), Target is the beneficial owner of convertible notes at an aggregate principal amount of $6,875,000 convertible into 17,449,239 shares of Common Stock, and a warrant to purchase 5,500,000 shares of common stock. Target has a limitation on the amount of its beneficial ownership in the securities purchase agreement with the Company pursuant to which Target will not exercise its warrants if, following such exercise, Target would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. The securities are directly held by Securities Transfer Corporation. The address of Securities Transfer Corporation is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093.
(3)	Based upon information provided by Secure Net Capital LLC (“Secure Net”), Secure Net is the beneficial owner of convertible notes at an aggregate principal amount of $1,250,000 convertible into 3,172,589 shares of Common Stock, a warrant to purchase 1,000,000 shares of Common Stock. Secure Net has a limitation on the amount of its beneficial ownership in the securities purchase agreement with the Company pursuant to which Secure Net will not exercise its warrants if, following such exercise, Secure Net would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. The securities are directly held by Securities Transfer Corporation. The address of Securities Transfer Corporation is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of CISO Global, Inc.

EXPERTS

The consolidated financial statements of CISO Global, Inc. as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated in this Prospectus by reference from the CISO Global, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements, and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.ciso.inc/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024.

●	The description of our securities contained filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such information;

●	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, June 30, 2024 and March 31, 2024, filed with the SEC on November 18, 2024, August 14, 2024 and May 20, 2024, respectively; and

●	Our Current Reports on Form 8-K, filed with the SEC on January 4, 2024, February 27, 2024, March 6, 2024, March 7, 2024, March 26, 2024, June 28, 2024, July 5, 2024, December 4, 2024, December 10, 2024 and December 16, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

CISO Global, Inc.

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$6,445
Legal fees and expenses*	$0
Accounting fees and expenses*	$0
Miscellaneous	$0
Total*	$6,445

*These fees are estimates.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our by-laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer. This right of indemnification conferred in our by-laws is not exclusive of any other right.

In addition, our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the extent permitted by Section 102 of the Delaware General Corporation Law.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	The undersigned Registrant hereby undertakes:

(i)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Convertible Note for Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2024)
4.2	Form of Convertible Note for Secure Net Capital, LLC (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2024)
4.3	Form of Common Stock Purchase Warrant, Target Capital 14, LLC (incorporated herein by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2024)
4.4	Form of Common Stock Purchase Warrant, Secure Net Capital, LLC (incorporated herein by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2024)
5.1*	Opinion of Lucosky Brookman LLP
23.1 *	Consent of Semple, Marchal & Cooper, LLP
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page of this Registration Statement)
107 *	Filing Fee Table

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, AZ on December 20, 2024.

CISO Global, Inc.

By:	/s/ Debra L. Smith
Name:	Debra L. Smith
Title:	Chief Financial Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David G. Jemmett and Debra L. Smith, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David G. Jemmett	Chief Executive Officer and Director	December 20, 2024
David G. Jemmett	(Principal Executive Officer)

/s/ Debra L. Smith	Chief Financial Officer	December 20, 2024
Debra L. Smith	(Principal Financial and Accounting Officer)

/s/ Robert C. Oaks	Director	December 20, 2024
Robert C. Oaks

/s/ Reid S. Holbrook	Director	December 20, 2024
Reid S. Holbrook

/s/ Andrew K. McCain	Director	December 20, 2024
Andrew K. McCain

/s/ Ernest M. (Kiki) VanDeWeghe, III	Director	December 20, 2024
Ernest M. (Kiki) VanDeWeghe, III

/s/ Brett Chugg	Director	December 20, 2024
Brett Chugg

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